SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

November 5, 2008

NATURAL NUTRITION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	02-27569	65-0847995
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 North Post Oak Lane, Suite 422, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 5, 2008, Interactive Nutrition International, Inc. (the “Company”), a Canadian corporation and the chief operating subsidiary of Natural Nutrition, Inc., a Nevada corporation (the “Registrant”) entered into an Exclusive Distribution Agreement (the “Agreement”) with Sigurdur Arnason, Arnasons Nutrition AB and companies owned by Sigurdur Arnason (collectively, the “Arnasons”) pursuant to which the Company appointed Arnasons to serve as the Company’s exclusive distributor of the Company’s nutritional supplements and related products (the “Products”) in those European countries set forth in the Agreement (the “Territory”).

In connection with such appointment, the Company granted to the Arnasons a non-exclusive, royalty-free right and license to indicate to the public that it is an authorized distributor of the Products and to advertise within the Territory (and only within the Territory) the Products under the trademarks and trade names that the Company may adopt from time to time. Arnasons also agreed to use its best efforts to market, promote and sell the Products in the Territory during the term of the Agreement, which shall terminate on December 31, 2013. The parties shall have the option to extend the Agreement for an additional five (5) years by mutual written agreement.

In consideration of the appointment, Arnasons agrees to purchase a minimum of CDN$50.5 million over approximately five (5) years in certain minimum quantities of Products from the Company per quarter for distribution in the Territory, including (a) CDN$1.5 million per calendar quarter for calendar year 2009, (b) CDN$1.875 million per calendar quarter for calendar year 2010, (c) CDN$2.5 million per calendar quarter for calendar year 2011, (d) CDN$3 million per calendar quarter for calendar year 2012 and (e) CDN$3.75 million per calendar quarter for calendar year 2013. Furthermore, the parties agree that Arnasons will order, and the Company will ship to Arnasons, at least CDN$500,000 worth of Products in December 2008 for distribution in the Territory during first calendar quarter 2009. A copy of the Agreement is attached hereto as Exhibit 10.1.

On November 7, 2008, the Arnasons received written notification from an English company purporting that the distribution of the Products in the Territory would be an infringement of certain European trademarks held by such company. Upon seeking the advice of Counsel and researching the circumstances surrounding the claim, the Company believes these trademarks were obtained in bad faith and that any such claim is without merit and will be set aside.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Exclusive Distribution Agreement, dated November 5, 2008, by and among Interactive Nutrition International, Inc., Sigurdur Arnason, Arnasons Nutrition AB and companies owned by Sigurdur Arnason	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2007

NATURAL NUTRITION, INC.

	By:	/s/ Timothy J. Connolly
Name: Timothy J. Connolly
Title: Chief Executive Officer